Monthly Statements to the Securityholders

Pursuant to Section 4.01 of the Sale and Servicing Agreement

Wachovia Asset Securitization Inc

2003-HE2

Monthly Period	March 1, 2004 through March 31, 2004
Payment Date	April 26, 2004
Period	Managed
Pool Balance		Factor per Original
Beginning	$1,152,430,830.18	0.921920082
Ending	$1,129,279,879.92	0.903399815

Change	$23,150,950.26	0.018520266
A-I-1 Notes
Beginning	$369,402,921.70	0.923507304
Ending	$362,340,347.92	0.905850870

Change	$7,062,573.78	0.017656434
A-II-1 Notes
Beginning	$683,828,736.58	0.911771649
Ending	$667,559,538.38	0.890079385

Change	$16,269,198.20	0.021692264
A-II-2
Beginning	$91,177,164.88	0.911771649
Ending	$89,007,938.45	0.890079385

Change	$2,169,226.43	0.021692264
Additional Balance Increase Amount
Beginning	$—
Ending	$—
Change	$—
Certificate
Beginning	$—
Ending	$—

Change	$—

Interest Shortfall Event?	No
Stepdown Event?	No
Yield Maintenance Event?	No
Deficiency Amount Event?	No
Interest Distributions		Factor per 1000
A-I-1	$443,283.51	1.1082088
A-II-1	$820,594.48	1.0941260
A-II-2	$92,392.86	0.9239286
Enhancer Premium	$152,587.84
Interest Rates
A-I-1 WAC	4.13%
A-II-1 & A-II-2 WAC	4.14%
Libor	1.0900%
Libor + 26 bps	1.3500%
Auction Rate	1.1400%
A-I-1 & A-II-1 Note Rate	1.3500%
A-II-2 Note Rate	1.1400%
Principal Distributions		Factor per 1000
A-I-1	$7,062,573.78	17.66
A-II-1	$16,269,198.20	21.69
A-II-2	$2,169,226.43	21.69
Certificate	$—
Funding Account Balance
Group 1	$—
Group 2	$—
Liquidation Loss Amounts
Group 1	$—
Aggregate Liquidation Losses	$(54,044.85)
Group 2	$(93,657.06)
Aggregate Liquidation Losses	$(112,077.16)
Enhancer Premium	$152,587.84

Aggregate Note Balance	$1,118,907,824.76
Target Overcollateralization Amount	$15,725,259.50
Overcollateralization Amount	$10,372,055.16
Excess to Certificateholder	$—
Net Excess Spread Percentage	2.797%
2-month Rolling Average Net Excess Percentage	2.787%
3-month Rolling Average Net Excess Percentage	2.772%

Wachovia Bank, National Association
as Servicer

Group 1 Pool

Aggregate Amount Collected for the Collection Period
Principal	$15,234,702.08
Net Interest	$1,271,472.13
Substitution Adjustments	$—
Aggregate Substitutions	$—
Beginning Balance	$371,203,059.64
Ending Balance	$364,919,420.76

Net	$6,283,638.88
Principal Collections	$(15,234,702.08)
Net Draws	$8,951,063.20
Net Principal	$(6,283,638.88)
Gross Interest	$1,426,140.07
Servicing Fee	$(154,667.94)

Net Interest	$1,271,472.13
Enhancer Premium	$(49,253.72)
Note Interest	$(443,283.51)

Excess Spread	$778,934.90
Additional Balance Inc.	$—
Group Excess	$778,934.90
Transfer (to) from Group 2	$—
Excess to Certificate	$—
Delinquencies
30 - 59 Days Past Due	6	$186,319.08
60 - 89 Days Past Due	1	$74,588.78
90 - 119 Days Past Due	1	$20,409.64
120 - 149 Days Past Due	—	$—
150 - 179 Days Past Due	—	$—
180 + Days Past Due	—	$—
Foreclosures	—	$—
REO	—	$—
Funding Account
Beginning	$—
Deposit	$—

Ending	$—
Target O/C Amount	$5,032,083.04
O/C Amount	$2,579,072.84
Gross CPR (Annualized)	39.522%
Net CPR (Annualized)	18.525%
Draw Rate (Annualized)	25.391%
WAM	221.07
Age	14.30

Group 2 Pool

Principal	$37,249,086.56
Net Interest	$2,587,434.71
Substitution Adjustments	$—
Aggregate Substitutions	$—
Beginning Balance	$781,227,770.54
Ending Balance	$764,360,459.16

Net	$16,867,311.38
Principal Collections	$(37,249,086.56)
Net Draws	$20,381,775.18
Net Principal	$(16,867,311.38)
Gross Interest	$2,912,946.28
Servicing Fee	$(325,511.57)

Net Interest	$2,587,434.71
Enhancer Premium	$(103,334.12)
Note Interest	$(912,987.34)

Excess Spread	$1,571,113.24
Additional Balance Inc.	$—
Group Excess	$1,571,113.24
Transfer (to) from Group 1	$—
Excess to Certificate	$—
30 - 59 Days Past Due	4	$363,974.86
60 - 89 Days Past Due	—	$—
90 - 119 Days Past Due	2	$140,600.91
120 - 149 Days Past Due	2	$78,848.02
150 - 179 Days Past Due	2	$81,760.63
180 + Days Past Due	1	$100,259.50
Foreclosures	3	557,160
REO	—	—
Beginning	$—
Deposit	$—

Ending	$—
Target O/C Amount	$10,693,176.46
O/C Amount	$7,792,982.32
Gross CPR (Annualized)	44.275%
Net CPR (Annualized)	22.930%
Draw Rate (Annualized)	27.184%
WAM	217.53
Age	15.43